UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2025
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
 ______________________________

Federally Chartered Corporation of the	000-51404	35-6001443
United States
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)
(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2025, the Federal Home Loan Bank of Indianapolis (the "Bank") announced that K. Lowell Short, Senior Vice President, Chief Accounting Officer ("CAO"), and principal accounting officer of the Bank, will retire from the Bank as of the close of business on July 4, 2025. Mr. Short's retirement is not a result of any disagreement with the Bank's independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.

On April 15, 2025, the Bank appointed Stephanie Lesnet, 47, as Senior Vice President, CAO, and principal accounting officer, effective July 5, 2025. During the last five years, Ms. Lesnet served the Bank as First Vice President or Managing Director, Financial Accounting, Reporting and Policy.

As CAO, Ms. Lesnet will be paid an annual base salary of $350,000, prorated for 2025. Ms. Lesnet will be a Level 1 Participant under the Bank's 2025 Incentive Compensation Plan. The terms of this plan are described in the Bank's Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 22, 2025.

Ms. Lesnet is an at-will employee. The Bank has not entered into a change in control or other employment agreement with Ms. Lesnet, but may choose to do so in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2025

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/GREGORY L. TEARE
Gregory L. Teare
Executive Vice President - Chief Financial Officer